COMPREHENSIVE CARE CORPORATION AND SUBSIDIARIES
Exhibit 32.1
Certification of CEO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
     In connection with the quarterly report of Comprehensive Care Corporation (the “Company”) on Form 10-Q for the period ending August 31, 2005 as filed with the Securities and Exchange Commission on October 14, 2005 (the “Report”), Mary Jane Johnson, as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, to the best of her knowledge, that:
     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mary Jane Johnson
Mary Jane Johnson
President and Chief Executive Officer October 14, 2005

This certification accompanies this Report pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Comprehensive Care Corporation and will be retained by Comprehensive Care Corporation and furnished to the Securities and Exchange Commission or its staff upon request.